Exhibit 21.1

		SUBSIDIARIES OF JITNEY-JUNGLE STORES OF AMERICA, INC.

		      SUBSIDIARIES OF MCCARTY-HOLMAN CO., INC.


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								Jurisdiction of
Name                                                             Incorporation
_____________________________                                   _______________
Pump and Save, Inc.                                                Mississippi




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